UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2023

WeCapital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56335	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

Perfect Solutions Group, Inc.
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 5.03 Amendment to Articles of Incorporation.

“We”, “Us”, “The Issuer”, and or “The Company”, refer to WeCapital Holdings, Inc., formerly known as “Perfect Solutions Group, Inc.”, a Nevada Corporation.

On December 4, 2023, we filed a Certificate of Amendment with the Nevada Secretary of State to change our name from Perfect Solutions Group, Inc. to WeCapital Holdings, Inc.

We have initiated a FINRA corporate action to facilitate our name change and a voluntary ticker symbol change. Following the processing of the FINRA corporate action through the FINRA daily list, we intend to submit another Form 8-K, incorporating supplementary details.

As a result of the impending FINRA corporate action, the CUSIP number for our Common Stock will change.

Comprehensive information regarding the new CUSIP number will be provided in a forthcoming Current Report on Form 8-K, to be submitted to the Securities and Exchange Commission.

The legal date of our name change will differ from the market release date when posted on FINRA’s daily list.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment (1)

(1) Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfect Solutions Group, Inc.

Dated: December 5, 2023	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer